SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 1, 2014

Date of Report (Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2310

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders of Total System Services, Inc. (“TSYS”) was held on May 1, 2014. TSYS’ shareholders voted on the following three proposals which are detailed in TSYS’ definitive proxy statement on Schedule 14A which was filed with the Securities and Exchange Commission on March 17, 2014, and cast their votes as described below.

Proposal 1

TSYS’ shareholders elected fourteen individuals to the Board of Directors as set forth below:

Name	For	Against	Abstain	Broker Non-Vote
James H. Blanchard	130,105,102	1,623,741	925,203	24,494,314

Kriss Cloninger III	130,872,902	1,526,744	254,400	24,494,314

Walter W. Driver, Jr.	130,353,494	1,424,439	876,112	24,494,314

Gardiner W. Garrard, Jr.	123,130,393	8,008,357	1,515,296	24,494,314

Sidney E. Harris	130,068,355	1,433,663	1,152,028	24,494,314

William M. Isaac	130,353,723	1,800,076	500,246	24,494,314

Mason H. Lampton	130,189,112	1,376,421	1,088,513	24,494,314

Connie D. McDaniel	131,356,385	949,890	347,771	24,494,314

H. Lynn Page	130,448,396	1,082,234	1,123,416	24,494,314

Philip W. Tomlinson	127,015,020	2,829,380	2,809,646	24,494,314

John T. Turner	130,146,213	1,481,849	1,025,984	24,494,314

Richard W. Ussery	130,173,954	1,558,118	921,973	24,494,314

M. Troy Woods	130,166,458	1,542,290	945,297	24,494,314

James D. Yancey	116,650,884	10,171,510	5,831,652	24,494,314

Proposal 2

TSYS’ shareholders ratified the appointment of KPMG LLP as the independent auditor of TSYS for the fiscal year ending December 31, 2014 as set forth below:

For	Against	Abstain
153,727,167	2,860,766	560,427

Proposal 3

TSYS’ shareholders approved, on an advisory basis, TSYS’ executive compensation as set forth below:

For	Against	Abstain	Broker Non-Vote
129,235,951	2,649,725	768,370	24,494,314

Item 8.01    Other Events.

On May 1, 2014, TSYS’ Board of Directors elected James H. Blanchard as its independent Lead Director. Richard Y. Bradley, TSYS’ former independent Lead Director, did not stand for re-election as a director at the 2014 Annual Meeting of Shareholders due to having reached the mandatory retirement age for directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.

Dated:	May 2, 2014	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

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